Exhibit 10.4
BRIDGE NOTE

$300,000,000	March 7, 2011
FOR VALUE RECEIVED, the undersigned, WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”), in care of Agent to Agent's address at 383 Madison Avenue, New York, NY 10179, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Note is one of the Bridge Notes referred to in the Credit Agreement dated as of March 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.
[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bridge Note under seal as of the date first written above.
WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership
By:    Wells Real Estate Investment Trust II, Inc., its sole General Partner

By:    /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

[Signature Page - JPM Bridge Note]

SCHEDULE OF BRIDGE LOANS
This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By